AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2023

Registration No. 333-232659

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-232659

UNDER THE SECURITIES ACT OF 1933

_____________________

STARTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1370538 (I.R.S. Employer Identification No.)

4610 South Ulster Street, Suite 150

Denver, CO 80237

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bharat Rao

Chief Executive Officer

StarTek  Inc.

4610 South Ulster Street, Suite 150

Denver, CO 80237

(303) 262-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey R. Kesselman, Esq.

Sherman & Howard L.L.C.

675 Fifteenth Street, Suite 2300

Denver, Colorado 80202

(303) 297-2900

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer ☐                  Accelerated filer          ☐         Non-Accelerated filer ☑                   Smaller reporting company ☑

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to a Registration Statement on Form S-3 (Registration No. 333-232659) (the “Registration Statement”) of StarTek, Inc., a Delaware corporation (the “Company”), with a filing date of July 15, 2019 pertaining to the registration on behalf of the Company of up to $100 million of common stock, warrants and rights. The Company has not made any sales of securities under the Registration Statement.

The Company has terminated any offering of the Company’s securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 24, 2023.

STARTEK, INC.

By:	/s/ Bharat Rao
Bharat Rao
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bharat Rao	Director and Chief Executive Officer	April 24, 2023
Bharat Rao Principal Executive Officer

/s/ Nishit Shah	Chief Financial Officer	April 24, 2023
Nishit Shah Principal Accounting and Financial Officer

/s/ Sanjay Chakrabarty	Director	April 24, 2023
Sanjay Chakrabarty

/s/ Nallathur S. Balasubramanian	Director	April 24, 2023
Nallathur S. Balasubramanian

/s/ Albert Aboody	Chairman of the Board	April 24, 2023
Albert Aboody

/s/ Anupam Pahuja	Director	April 24, 2023
Anupam Pahuja

/s/ Mukesh Sharda	Director	April 24, 2023
Mukesh Sharda

/s/ Sudip Banerjee	Director	April 24, 2023
Sudip Banerjee

/s/ Gerald Schafer	Director	April 24, 2023
Gerald Schafer